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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



               Date of Report (Date of earliest event reported):
                                NOVEMBER 5, 1996




                           AMERICAN EAGLE GROUP, INC.
             (Exact name of registrant as specified in its charter)



   DELAWARE                        1-12922                       75-2100622
(State or other           (Commission File Number)            (I.R.S. Employer
jurisdiction of                                              Identification No.)
incorporation)


12801 N. CENTRAL EXPRESSWAY, SUITE 800, DALLAS, TEXAS                   75243
(Address of principal executive offices)                             (Zip Code)


Registrant's telephone number, including area code:  (214) 448-1400
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ITEM 5.          OTHER EVENTS

                 American Eagle Group, Inc. (the "Company") has entered into an agreement dated November 5, 1996 with American Financial Group, Inc. ("AFG"), pursuant to which the Company will issue and sell 350,000 shares of convertible preferred stock to AFG for a purchase price of $35 million. The Company will use the proceeds to strengthen the surplus and reserves of its insurance subsidiary, American Eagle Insurance Company, pay down bank debt and for general corporate purposes.


ITEM 7.          FINANCIAL STATEMENTS AND EXHIBITS

                 The following Exhibits are filed herewith:

                 99.1 November 6, 1996 American Eagle Group, Inc. press release setting forth the details of the issuance and sale of convertible preferred stock to American Financial Group, Inc.
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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  AMERICAN EAGLE GROUP, INC.



                                  By: /s/ M. PHILIP GUTHRIE
                                     ------------------------------
                                     M. Philip Guthrie
                                     Chairman of the Board, Chief Executive
                                     Officer and President



Dated:  November 7, 1996
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                                 EXHIBIT INDEX


Exhibit
Number                            Description                            Page

99.1 November 6, 1996 American Eagle Group, Inc. press release setting forth the details of the issuance and sale of preferred stock to American Financial Group, Inc.